                                                                   EXHIBIT 10.16

                                BURTON HILLS III
                       FOURTH AMENDMENT TO LEASE AGREEMENT

         This Fourth Amendment to Lease Agreement is, entered into as of the 31st day of October 2003, by Burton Hills III Partnership, a Tennessee general partnership and successor by merger to Burton Hills III, LLC (hereinafter called "Landlord") and AmSurg Corporation, a Tennessee corporation (hereinafter called "Tenant").

                                   WITNESSETH:

         WHEREAS, the parties hereto did, on the 24th day of February 1999, enter into a Lease Agreement whereby Landlord leased to Tenant a certain portion of space in Burton Hills III Office Building in Nashville, Tennessee (hereinafter called the "Original Lease").

         WHEREAS, the parties hereto did, on the 27th day of June 2001, enter into a First Amendment to Lease Agreement whereby Landlord leased to Tenant an additional portion of space in Burton Hills III Office Building in Nashville, Tennessee (the "First Amendment").

         WHEREAS, the parties hereto did, on the 31st day of January 2003, enter into a Second Amendment to Lease Agreement whereby Landlord leased to Tenant an additional portion of space in Burton Hills III Office Building in Nashville, Tennessee (the "Second Amendment").

         WHEREAS, the parties hereto did, on the 1st day of September 2003, enter into a Third Amendment to Lease Agreement whereby Landlord leased to Tenant an additional portion of space in Burton Hills III Office Building in Nashville, Tennessee (the "Third Amendment"; the Original Lease, the First, the Second Amendment and the Third Amendment being hereinafter collectively referred to as the "Lease").

         WHEREAS, it is the desire of Landlord and Tenant to again amend the Lease in order to (i) expand further the square footage of the Leased Premises by an additional 7,589 rentable square feet on the 4th floor of the Building, as designated on Exhibit A attached hereto (the "Additional Expansion Space"), thereby increasing the total rentable square footage within the Leased Premises from 36,533 rentable square feet to a total of 44,122 rentable square feet, and
(ii) extend the Term of the Lease from ten (10) years to fifteen (15) years.

         NOW, THEREFORE, for and in consideration of the promises and covenants contained herein, the monetary considerations referred to and other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. Revisions to Basic Lease Provisions. Effective January 1, 2004, the following Basic Lease Provisions set forth in Section 1.02 of the Lease shall be amended as follows:

                  (a) Basic lease provisions "B" (Section 1.02.B.) is amended to provide that the "Rentable Area of Leased Premises" shall be 44,122 square feet;

                  (b) Basic lease provision "C" (Section 1.02.C.) is amended so that the "Building Expense Percentage" as set forth in the Lease shall be 41.28%;

                  (c) Basic lease provision "D" (Section 1.02.D.), which sets forth the "Minimum Annual Rent" shall be and hereby is amended to read as follows:

Year l:           $21.50/RSF           Year  9:          $25.00/RSF
Year 2:           $22.00/RSF           Year 10:          $25.00/RSF
Year 3:           $22.50/RSF           Year 11:          $25.00/RSF
Year 4:           $23.00/RSF           Year 12:          $25.50/RSF
Year 5:           $23.50/RSF           Year 13:          $26.00/RSF
Year 6:           $24.00/RSF           Year 14:          $26.50/RSF
Year 7:           $24.50/RSF           Year 15:          $27.00/RSF
Year 8:           $25.00/RSF

The parties acknowledge that, effective January 1, 2004, the annual and monthly rental payments for the entire Leased Premises, as amended pursuant to this Amendment, shall be as follows:

          PERIOD                    RATE         MIN. ANNUAL RENT              MONTHLY RENT
------------------------------   ----------   ----------------------      ----------------------
Jan. 1, 2004 to June 30, 2004:   $23.50/RSF   $518,433.50 per period      $86,405.58 per month;*
July 1, 2004 to June 30, 2005:   $24.00/RSF   $1,058,928.00 per year      $88,244.00 per month;*
July 1, 2005 to June 30, 2006:   $24.50/RSF   $1,080,989.00 per year      $90,082.42 per month;*
July 1, 2006 to June 30, 2007:   $25.00/RSF   $1,103,050.00 per year      $91,920.83 per month;
July 1, 2007 to June 30, 2008:   $25.00/RSF   $1,103,050.00 per year      $91,920.83 per month:
July 1, 2008 to June 30, 2009:   $25.00/RSF   $1,103,050.00 per year      $91,920.83 per month;
July 1, 2009 to June 30, 2010:   $25.00/RSF   $1,103,050.00 per year      $91,920.83 per month;
July 1, 2010 to June 30, 2011:   $25.50/RSF   $1,125,111.00 per year      $93,759.25 per month;
July 1, 2011 to June 30, 2012:   $26.00/RSF   $1,147,172.00 per year      $95,597.67 per month;
July 1, 2012 to June 30, 2013:   $26.50/RSF   $1,169,233.00 per year      $97,436.08 per month;
July 1, 2013 to June 30, 2014:   $27.00/RSF   $1,191,294.00 per year      $99,274.50 per month.

*Due to rent credits granted by Landlord to Tenant of $74,941.38 during the period of January 1, 2004 to June 30, 2004, $153,677.25 during the period of July 1, 2004 to June 30, 2005, and $157,471.75 during the period from July 1, 2005 to June 30, 2006, the actual net amount of Minimum Annual Rent and Monthly Rent due and payable for such periods shall be as follows:

         PERIOD                        NET MIN. ANNUAL RENT               NET MONTHLY RENT
------------------------------   --------------------------------       --------------------
Jan. 1, 2004 to June 30, 2004:   $443,494.12 per six-month period       $73,915.35 per month
July 1, 2004 to June 30, 2005:   $905,250.75 per year                   $75,437.36 per month
July 1, 2005 to June 30, 2006:   $923,517.25 per year                   $76,959.77 per month

         (d) Basic lease provision "F" (Section 1.02.F.), which sets forth the "Term" shall be and hereby is amended to read as follows:

                  "F. Term: Fifteen (15) years and zero months commencing July 1, 1999 and ending on June 30, 2014."

     2. Confirmation that This Extension of the Term Does Not Constitute Exercise of First Option to Extend; Confirmation of Commencement Date for Payment of Rent for Additional Expansion Space; Confirmation of Tenant Improvement Allowance for Additional Expansion Space; and Confirmation of Landlord's Obligation to Pay Refurbishment Allowance. The parties acknowledge that the Additional Expansion Space shall be subject to all of the terms, provisions and agreements contained in the Lease, including, without limitation, the Options. The parties also acknowledge that the extension of the Tem of the Lease effectuated by this Amendment does not constitute the exercise of the first of the two options to extend referenced in Section 1.02.L of the Lease and provided for in Section 2.07 of the Lease. Notwithstanding any provision herein to the contrary, the commencement of payment of Minimum Annual Rent with respect to the Additional Expansion Space shall occur effective January 1, 2004 (the "Additional Expansion Space Commencement Date"), whether or not Tenant improvements in the Additional Expansion Space as outlined in Exhibit B entitled "Landlord's Work with respect to the Additional Expansion Space" have been completed. Landlord shall provide to Tenant the Tenant Improvement Allowance for Additional Expansion Space of $8.00 per rentable square foot (totaling $60,712.00), as set forth in Section
          2.08 of the Lease. The improvements to the Additional Expansion Space and the work to be performed are as set forth in Exhibit B attached hereto and incorporated herein by this reference. To the extent that the Tenant Improvement Allowance exceeds the cost of the work required by Tenant as set forth in Exhibit B, any excess funds shall be disbursed to the Tenant upon completion of the Landlord's Work with respect to the Additional Expansion Space, with such excess funds being delivered to the Tenant for Tenant's use in connection with other present or future improvements (including without limitation, the fixturing, cabling, networking or equipping thereof) to the Leased Premises. In the event that the Work described in Exhibit B exceeds the Tenant Improvement Allowance for the Additional Expansion Space, the Tenant shall pay to Landlord such excess cost within ten days after Landlord notifies Tenant and delivers to Tenant evidence of the actual cost of the aforesaid work. It is expressly agreed and acknowledged that any contractor engaged to perform the Work as described in Exhibit B hereto shall be mutually acceptable to both Landlord and Tenant. On July 1, 2009, the commencement of the eleventh Lease Year and the first Lease Year of the extended Term effectuated by this Amendment, or at anytime thereafter during such extended Term, upon Tenant's written request submitted to Landlord, Landlord shall be obligated to repaint, re-wallpaper, re-stain doors, and re-carpet the Leased Premises as required by the Tenant at Landlord's expense up to a maximum aggregate expense of $8.00/RSF (a maximum of $352,976.00) (hereinafter referred to as the "Refurbishment Allowance"). This Refurbishment Allowance shall be in lieu of the Landlord's obligation to refurbish the Leased Premises "upon commencement of the first exercised extension," as provided for in Section 2.07 of the Lease.

     3. Expense Stop Reset. Effective January 1, 2004, the Landlord's Share of Operating Expenses shall be revised from $7.00 per square foot of Rentable Area of the Leased Premises, as presently provided for in
          Section 3.02.A.4. of the Lease, to an amount equal to the greater of either (i) $7.79 per square foot of Rentable Area of the Leased Premises, or (ii) the actual Operating Expenses incurred by Landlord with respect to the Building during the calendar year 2003, expressed as an amount per square foot of Rentable Area of the Leased Premises.

     4. Force and Effect. Except as amended hereby, the Lease remains in full force and effect.

     5. Authority. Landlord and Tenant affirm and covenant that each has the authority to enter into this Amendment, to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective corporation to execute this Amendment.

     6. Provisions of Amendment Control. To the extent the provisions of this Amendment are inconsistent with the Lease, the terms of this Amendment shall control.

     7. Successors and Assigns. The conditions, covenants, and agreements contained herein shall be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                          TENANT:
                                          AMSURG CORPORATION

                                          BY: /s/ Ken P. McDonald
                                              ----------------------------

                                          TITLE: President & CEO

                                          LANDLORD:
                                          BURTON HILLS III PARTNERSHIP

                                          BY: /s/ Dale A. Holmer
                                              ---------------------------------
                                              Dale A. Holmer, Managing Partner

                                   EXHIBIT A

                    DEPICTION OF ADDITIONAL EXPANSION SPACE

                      [MAP OF 4TH FLOOR BURTON HILLS III]

                                   EXHIBIT B

                   IMPROVEMENTS TO ADDITIONAL EXPANSION SPACE

         The improvements to the Additional Expansion Space shall be the work as shown on the plans to be prepared by Gresham and Smith Partners, as approved by Landlord and Tenant. Once approved, said plans shall be incorporated herein by this reference.

                                        6